Exhibit 4.5

CALIFORNIA PETROLEUM TRANSPORT CORPORATION and CALPETRO TANKERS (BAHAMAS III) LIMITED

ASSIGNMENT OF CHARTER Dated as of March 31, 2006

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

ARTICLE II
ASSIGNMENT

Section 2.01	Security Interest	1

Section 2.02	Assignment	1

Section 2.03	Owner to Remain Liable	2

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE OWNER

Section 3.01	Organization, Power and Status of the Owner	2

Section 3.02	Authorization; Enforceability; Execution and Delivery	2

Section 3.03	No Conflicts; Laws and Consents; No Default	3

Section 3.04	Governmental Approvals	3

Section 3.05	Litigation	3

Section 3.06	No Prior Assignment	3

Section 3.07	The Charter	3

ARTICLE IV
COVENANTS OF THE OWNER

Section 4.01	Consent of Charterer	3

Section 4.02	Enforcement of Charter	3

Section 4.03	Amendment of Charter; Assignment of Charter	4

Section 4.04	Performance of Obligations	4

Section 4.05	Notices	4

Section 4.06	Further Assurances	4

Section 4.07	Lender as Attorney-in-Fact of Owner	4

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.01	Amendment	5

Section 5.02	Severability	5

Section 5.03	Notices	5

Section 5.04	Consent to Jurisdiction	5

Section 5.05	Captions	5

-i-

Section 5.06	Governing Law	5

Section 5.07	No Partnership	6

Section 5.08	Counterparts	6

Section 5.09	Survival	6

Section 5.10	Integration	6

Section 5.11	Reproduction of Documents	6

Section 5.12	Successors and Assigns; Assignment	6

Section 5.13	General Interpretive Principles	6

-ii-

Assignment of Charter, dated as of March 31, 2006 (the “Assignment”), between California Petroleum Transport Corporation, a corporation organized under the laws of the State of Delaware (the “Lender”) and CalPetro Tankers (Bahamas III) Limited, a company organized under the laws of The Commonwealth of the Bahamas (the “Owner”).

PRELIMINARY STATEMENT

The Owner has received from the Lender loans in the original aggregate principal amount of $40,262,000.00 (the “Loans”) pursuant to the Term Loan Agreement dated as of April 1, 1995 (the “Term Loan Agreement”) between the Lender and the Owner, as borrower.

The net proceeds of the Loans were used by the Owner to acquire the m.t. Virgo Voyager (ex-”WILLIAM E. CRAIN”) (the “Vessel”) from Chevron Transport Corporation (the “Initial Charterer”). The Initial Charterer has re-delivered the Vessel to Owner, and the Owner has entered into that certain Bareboat Charter dated March __, 2006 (the “Charter”) between the Owner and Front Voyager Inc., as charterer (the “Charterer”). As collateral security for its obligations under the Term Loan Agreement, the Owner has heretofore assigned, pledged, mortgaged and granted the Lender a security interest in, inter alia, the Vessel, the Initial Charter and the earnings and insurances of the Vessel, and is obligated to assign, pledge, mortgage and grant the Lender a security interest in the Charter.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Lender hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Assignment shall have the meanings assigned to such terms in Schedule 1 to this Assignment, and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

ASSIGNMENT

Section 2.01  Security Interest.  This Assignment is made and delivered as security for the Term Obligations.

Section 2.02  Assignment. In order to provide for the payment of and as security for the Term Obligations the Owner has sold, assigned, transferred, set over and granted a security interest and does hereby sell, assign, transfer, set over and grant a security interest unto the Lender, its successors and assigns, for its and their respective successors’ and assigns’ own proper use and benefit, all of the Owner’s right, title and interest in and to the Charter, including without limitation any moneys whatsoever payable to the Owner under the Charter, together with the income and proceeds thereof and all other rights and benefits whatsoever accruing to the Owner under the Charter; provided, however, that the Owner shall keep the Lender fully and effectively indemnified from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Lender under or by virtue of the Charter or this Assignment.

Section 2.03  Owner to Remain Liable. (a) Anything in this Assignment contained to the contrary notwithstanding, the Owner shall remain liable under the Charter, and shall observe, perform and fulfill all of the conditions and obligations to be observed, performed and fulfilled by it thereunder, and the Lender shall have no obligation or liability of any kind whatsoever thereunder or by reason of or arising out of this Assignment, nor shall the Lender be under any liability whatsoever in the event of any failure by the Owner to perform its obligations thereunder or be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of the Owner thereunder or pursuant thereto, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or the Owner thereunder, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled hereunder at any time or times.

(b)  Any and all rights assigned herein may be further assigned by the Lender, including, without being limited to, assignments in connection with the enforcement of the assignments made by this Assignment and any subsequent holder of this Assignment shall succeed to and have all the rights and powers of the Lender under this Assignment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE OWNER

The Owner hereby represents and warrants to the Lender as follows:

Section 3.01  Organization, Power and Status of the Owner.  The Owner (a) is a corporation duly formed, validly existing and in good standing under the laws of The Bahamas and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

Section 3.02  Authorization; Enforceability; Execution and Delivery.  (a) The Owner has all necessary corporate power and authority to execute, deliver and perform under this Assignment.

(b)  All action on the part of the Owner that is required for the authorization, execution, delivery and performance of this Assignment has been duly and effectively taken; and the execution, delivery and performance of this Assignment does not require the approval or consent of any Person except for such consents and approvals as have been obtained.

(c)  This Assignment has been duly executed and delivered by the Owner. This Assignment constitutes the legal, valid and binding obligation of the Owner, enforceable against it in accordance with the terms thereof.

Section 3.03  No Conflicts; Laws and Consents; No Default.  (a)  Neither the execution, delivery and performance of this Assignment nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to the Owner or (ii) constitutes a default under any Security Document.

(b)  The Owner is in compliance with and not in default under any and all Requirements of Law applicable to the Owner and all terms and provisions of this Assignment.

Section 3.04  Governmental Approvals.  All Governmental Approvals which are required to be obtained in the name of the Owner in connection with the execution, delivery and performance by the Owner of this Assignment have been obtained and are in effect.

Section 3.05  Litigation.  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Owner or, to the best of the Owner’s knowledge, threatened against the Owner or pending or threatened against any property or other assets or rights of the Owner with respect to this Assignment.

Section 3.06  No Prior Assignment.  The Owner has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the Charter or any part of the rights, titles and interests hereby assigned, to anyone other than the Lender, or its successors or assigns.

Section 3.07  The Charter.  The Charter constitutes the legal, valid and binding obligation of the Charterer and of the Owner as “Owners” thereunder and is in full force and effect in the form of Exhibit “A” attached hereto; there are no amendments, additions, addenda or modifications thereto; said Exhibit “A” represents the entirety of the chartering and other arrangements referred to therein; and neither of the parties thereto is in default thereunder.

ARTICLE IV

COVENANTS OF THE OWNER

The Owner hereby covenants and agrees that so long as any of the Term Obligations remains outstanding:

Section 4.01  Consent of Charterer.  On the Closing Date, the Owner shall deliver to the Charterer a copy of this Assignment and shall procure the execution by the Charterer of the Consents and Acknowledgment set out in Exhibit A hereto and deliver said Consents and Acknowledgment to the Lender on the Closing Date.

Section 4.02  Enforcement of Charter.  (a) The Owner will do or permit to be done each and every act or thing which the Lender may from time to time require to be done for the purpose of enforcing the Lender’s rights under the Charter and this Assignment.

(b)  If an Event of Default shall occur under the Term Loan Agreement, the Owner shall cause all moneys hereby assigned or agreed to be assigned or arising from or in connection with any of the rights, title, interest and benefits of the Owner under the Charter shall be paid to the credit of JPMorgan Chase Bank, N.A., ABA # 021000021 for credit to Acct. No. ###-##-####, Re: California Petroleum Transport Corporation or to such other account as the Lender may from time to time direct.

(c)  The Owner will not exercise any right or powers conferred on it by the Charter in connection with any default or alleged default by the Charterer thereunder (including without limitation the right of termination and substitution) unless and until requested so to do by the Lender whereupon the Owner agrees that it will do so provided always that the Lender shall not be responsible in any way whatsoever in the event that the exercise of any right or power (including the right of termination and substitution) be thereafter adjudged improper or to constitute a repudiation of the Charter by the Owner.

Section 4.03  Amendment of Charter; Assignment of Charter.  (a) The Owner will not, except with the previous written consent of the Lender, agree to any variation of the Charter or release the Charterer from any of its obligations thereunder or waive any breach of the Charterer’s obligations thereunder or consent to any such act or omission of the Charterer as would otherwise constitute such breach.

(b)  The Owner will not, except with the previous written consent of the Lender, assign the Charter to any other Person.

Section 4.04  Performance of Obligations.  The Owner will perform its obligations under the Charter and will use its best efforts to cause the Charterer to perform its obligations under the Charter.

Section 4.05  Notices.  The Owner will send a copy of all notices received or given by it under the Charter forthwith to the Lender.

Section 4.06  Further Assurances.  The Owner will at any time and from time to time, upon the written request of the Lender, promptly and duly execute and deliver any and all such further instruments and documents and take such action as the Lender may deem desirable in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

Section 4.07  Lender as Attorney-in-Fact of Owner. The Owner hereby constitutes the Lender, and its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of the Owner or otherwise, to ask, require, demand, receive, enforce and give acquittance for, any and all moneys and claims for moneys due and to become due and payable under or arising out of the Charter, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Lender may seem to be necessary or advisable under this Assignment. Any action or proceeding brought by the Lender pursuant to any of the provisions of this Assignment or otherwise and any claim made by the Lender hereunder may be compromised, withdrawn or otherwise dealt with by the Lender without any notice to or approval of the Owner.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01  Amendment.  This Assignment may be amended from time to time by written agreement signed by the parties hereto.

Section 5.02  Severability.  If any provision of this Assignment is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Assignment contained, shall not affect the remaining portions of this Assignment, or any part thereof.

Section 5.03  Notices.  All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Lender, at the following address: c/o JH Management Corporation, Room 6/9, One International Place, Boston, Massachusetts 02110-2624, (b) in the case of the Owner, at the following address: c/o McKinney, Bancroft & Hughes, Mareva House, 4 George Street, Nassau, Bahamas, or at other such address as shall be designated by such party in a written notice to the other parties.

Section 5.04  Consent to Jurisdiction.  Any legal suit, action or proceeding against the Owner arising out of or relating to this Assignment, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York and the Owner hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on such Person. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Assignment shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent’s acceptance of such appointment.

Section 5.05  Captions.  The captions or headings in this Assignment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Assignment.

Section 5.06  Governing Law.  This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

Section 5.07  No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

Section 5.08  Counterparts.  This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

Section 5.09  Survival. The representations, covenants and agreements contained in or made pursuant to this Assignment in respect of either party hereto shall survive the execution and delivery of this Assignment and shall continue in effect so long as such party’s obligations hereunder remain outstanding.

Section 5.10  Integration.  This Assignment and the Schedule and Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

Section 5.11  Reproduction of Documents.  This Assignment and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any electronic, digital, photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 5.12  Successors and Assigns; Assignment.  This Assignment shall be binding upon and inure to the benefit of the Owner and the Lender and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender, at its sole option, shall have the right to assign this Assignment, the Term Loan Agreement, the Security Documents and any of its rights and interest hereunder and thereunder.

Section 5.13 General Interpretive Principles. For purposes of this Assignment except as otherwise expressly provided or unless the context otherwise requires:

(a)  the defined terms in this Assignment shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c)  references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Assignment;

(d)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e)  the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Assignment as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

IN WITNESS WHEREOF, the Owner and the Lender have caused this Assignment to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.

CALIFORNIA PETROLEUM TRANSPORT CORPORATION, as Lender

By: /s/ Douglas Donaldson Name: Douglas Donaldson Title: Treasurer

CALPETRO TANKERS (BAHAMAS III) LIMITED, as Owner

By: /s/ Tor Olav Trøim Name: Tor Olav Trøim Title: President

Exhibit A
LETTER OF ACKNOWLEDGMENT
TO ASSIGNMENT OF CHARTER

                March __, 2006

CALIFORNIA PETROLEUM TRANSPORT
CORPORATION, as Lender

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION,
as Collateral Trustee

Dear Sirs:

The undersigned hereby consents to and acknowledges receipt of (i) a signed copy of the Assignment of Charter (the “Assignment”), dated as of March 31, 2006, between CalPetro Tankers (Bahamas III) Limited (the “Owner”) and California Petroleum Transport Corporation (the “Lender”) as adequate notice of such assignment to the Lender of the Charter (as defined in the Assignment) and of all the right, title and interest of the Owner in, to and under the Charter and (ii) a signed copy of the Collateral Assignment of Charter (the “Collateral Assignment”), dated as of March 31, 2006, between the Lender and J.P. Morgan Trust Company, National Association (the “Collateral Trustee”) as adequate notice of such further assignment to the Collateral Trustee of the Charter and all of the right, title and interest of the Lender in, to and under the Charter.

So long as the Assignment remains effective, we hereby agree that (a) upon notification to us of the occurrence of an Event of Default under the Term Loan Agreement referred to in the Assignment, we shall pay any and all sums which we are legally obligated to pay to the Owner or otherwise as stated in and according to the Charter directly to the Collateral Trustee’s Account at JPMorgan Chase Bank, N.A., ABA # 021000021 for credit to Acct. No. ###-##-####, regarding California Petroleum Transport Corporation, or otherwise to such other account as you may at an time or from time to time, designate by notice to us in writing and (b) with respect to each of the insurances, if any, obtained pursuant to Clause 11 of the Charter, the Lender and the Collateral Trustee shall, if possible, be named additional assureds.

Payments of moneys under the Charter may be adjusted, reduced or withheld only as expressly provided therein. Payments to the Collateral Trustee shall not be subject to any right of set-off or defense by way of counterclaim or otherwise which the undersigned may have against the Owner or any entity substituted for it other than under the Charter and all payment once made to you will be final, and once paid we will not, for any reason whatsoever, seek to recover from the Collateral Trustee any such payment made to the Collateral Trustee by virtue of the Assignment, the Collateral Assignment or this Letter of Consent.

We confirm that the terms of the Charter remain in full force and effect and constitute the entire agreement between the parties thereto with respect to the Vessel and that the Owner is not presently to our knowledge in breach of the terms of the Charter. We further confirm that the terms of the Charter have not been varied or modified and that the terms of the Charter will not after the date hereof be varied or modified without the prior written consent of the Collateral Trustee.

We confirm that we have received no prior notice of any assignment by the Owner of any interest in the Charter.

The undersigned will not permit any amendment, modification, cancellation or other alteration in the Charter, nor will it consent to or accept the substitution thereunder of any party for the Owner without your prior written consent.

FRONT VOYAGER INC., as Charterer

By: /s/ Tom E. Jebson Name: Tom E. Jebson Title: President & Director

OWNER’S LETTER OF ACKNOWLEDGMENT
TO COLLATERAL ASSIGNMENT OF CHARTER

            March 31, 2006

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION, as Collateral Trustee

Dear Sirs:

The undersigned hereby consents to and acknowledges receipt of a signed copy of the Collateral Assignment of Charter (the “Assignment”), dated as of March 31, 2006, between California Petroleum Transport Corporation (the “Issuer”) and yourselves as adequate notice of such assignment to you of the Assignment of Charter (as defined in the Assignment) and of all the right, title and interest of the Issuer in, to and under the Assignment of Charter.

So long as the Assignment remains effective, we hereby agree that, upon your notification to us of the occurrence of an Event of Default under the Term Indenture referred to in the Assignment, we shall pay any and all sums which we are legally obligated to pay to the Issuer or otherwise as stated in and according to the Assignment of Charter directly to JPMorgan Chase Bank, NA., ABA # 021000021 for credit to Acct. No. ###-##-####, regarding California Petroleum Transport Corporation, or otherwise to such other account as you may at any time or from time to time, designate by notice to us in writing.

Payments of moneys under the Assignment of Charter may be adjusted, reduced or withheld only as expressly provided therein. Payments to you shall not be subject to any right of set-off or defense by way of counterclaim or otherwise which the undersigned may have against the Issuer or any entity substituted for it other than under the Assignment of Charter and all payments once made to you will be final, and once paid we will not, for any reason whatsoever, seek to recover any such payment made to you by virtue of the Assignment or this Letter of Consent.

We confirm that the terms of the Assignment of Charter remain in full force and effect and constitute the entire agreement between the parties thereto with respect to the Charter and that the Issuer is not presently to our knowledge in breach of the terms of the Assignment of Charter. We further confirm that the terms of the Assignment of Charter have not been varied or modified and that the terms of the Assignment of Charter will not after the date hereof be varied or modified without your prior written consent.

We confirm that we have received no prior notice of any assignment by the Issuer of any interest in the Assignment of Charter.

The undersigned will not permit any amendment, modification, cancellation or other alteration in the Assignment of Charter, nor will it consent to or accept the substitution thereunder of any party for the Issuer without your prior written consent.

CALPETRO TANKERS (BAHAMAS III) LIMITED, as Owner

By: /s/ Tor Olav Trøim Name: Tor Olav Trøim Title: President

CALPETRO TANKERS (BAHAMAS III) LIMITED

CERTIFICATE

The undersigned hereby certifies to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee (the “Trustee”), that the Bareboat Charter dated as of March 31, 2006 by and between CalPetro Tankers (Bahamas III) Limited, as Owner (the “Company”), and Front Voyager Inc., as Charterer, constitutes an Acceptable Replacement Charter as such term is defined and used in that certain Collateral Trust Agreement dated as of April 5, 1995 by and among California Petroleum Transport Corporation, CalPetro Tankers (Bahamas I) Limited, CalPetro Tankers (Bahamas II) Limited, CalPetro Tankers (IOM) Limited, the Company, and the Trustee.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf by the undersigned on and as of the 31st day of March, 2006.

CALPETRO TANKERS (BAHAMAS III) LIMITED

By: /s/ Tor Olav Trøim Name: Tor Olav Trøim Title: President

Frontline Ltd.
Par La Ville Place, 4th Floor
14 Par La Ville Road
Hamilton HM JX  Bermuda

                                            March 31, 2006

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Trustee

CALPETRO TANKERS (BAHAMAS III) LIMITED,
as Owner

Re:           Notice of Acceptable Replacement Charter

Ladies and Gentlemen:

We refer to the Management and Remarketing Agreement, dated as of April 1, 1995, as amended (the “Management Agreement”), between the undersigned, as manager (the “Manager”), and CalPetro Tankers (Bahamas III) Limited, as owner (the “Owner”). Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Management Agreement.

We hereby advise you pursuant to Section 3.05(b) of the Management Agreement that an Acceptable Replacement Charter (in the form attached hereto, the “New Charter”) is available in respect of the Vessel, to commence upon redelivery of the Vessel by the Initial Charterer. We further advise you that we will receive and promptly deliver to the Collateral Trustee a written confirmation from the Rating Agencies that the terms and conditions of the New Charter will not result in the withdrawal or reduction of their respective ratings on the Term Mortgage Notes. We certify to you that, upon the Rating Agencies giving such confirmation, the New Charter will constitute an Acceptable Replacement Charter.

Very truly yours,

FRONTLINE LTD.

By: /s/ Tom E. Jebsen Tom E. Jebsen Chief Financial Officer

SCHEDULE 1

Defined Terms Used in the Assignment

“Assignment” or Assignment of Charter” means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the Charter to secure its obligations under the Loan Agreements.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in the city and state where the Trustee’s principal offices are located, are authorized or are obligated by law, executive order or governmental decree to be closed.

“Closing Date” means March __, 2006.

“Event of Default” means an Event of Default under Section 6.01 of the Term Loan Agreement.

“Front Voyager Inc.” means Front Voyager Inc., a Liberian corporation.

“Governmental Approval” means any authorization, consent, approval, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority relating to the ownership of the Collateral or to the execution, delivery or performance of the Loan Agreement or any Security Document.

“Governmental Authority” means the federal government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over the Owner or operation of the Vessels.

“Charter” means with respect to each Vessel, the Bareboat Charter, dated March 31, 2006, between the Charterer and the Owner.

“Charterer” means Front Voyager Inc., a Liberian corporation.

“Law” means any statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

“Lender” means California Petroleum Transport Corporation, a corporation organized under the laws of the State of Delaware.

“Loans” means, collectively, the Term Loan.

“Loss Date” means the date which is 90 days after the occurrence of a Total Loss of the Vessel.

“Mortgage” means, with respect to the Vessel, the first preferred ship mortgages on the Vessel granted by the Owner to the Lender, as amended from time to time in accordance with the terms of such Mortgage.

“Owner” means CalPetro Tankers (Bahamas III) Limited, a company organized under the laws of The Commonwealth of the Bahamas.

“Payment Date” means each April 1 and October 1, commencing April 1, 2006.

“Person” means an individual, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a government or any agency or political subdivision thereof.

“Registration Jurisdiction” means the jurisdiction in which the Vessel is or will be registered.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by laws or partnership agreement or other organizational or governing documents of such Person, and, any Law applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

“Security Documents” means the Term Loan Agreement, the Mortgage, the Assignment of Charter, the Assignment of Earnings and Insurances, the Assignment of Management Agreement, the Assignment of Purchase Agreement, the Issue of One Debenture, collectively.

“State” means any state of the United States of America and, in addition, the District of Columbia.

“Term Loan” shall have the meaning assigned to such term in the Preliminary Statement of this Assignment.

“Term Loan Agreement” means the Loan Agreement, dated as of April 1, 1995 between the Owner and the Lender pursuant to which the Lender makes the Term Loan to the Owner.

“Term Mortgage Notes” means 8.52 % First Preferred Mortgage Notes Due 2015 in the initial aggregate amount of $117,900,000 issued by the Lender concurrently with the issuance of the Serial Mortgage Notes.

“Term Obligations” means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Term Loan Agreement, any Security Document and any instrument, agreement or document referred to therein.

“Trustee” means J.P. Morgan Trust Company, National Association.

“Vessel” shall have the meaning assigned to such term in the Preliminary Statement of this Assignment.

CHARTERER’S LETTER OF ACKNOWLEDGMENT
TO ASSIGNMENT OF CHARTER

                             March 31, 2006

CALIFORNIA PETROLEUM TRANSPORT
CORPORATION, as Lender

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION,
as Collateral Trustee

Dear Sirs:

The undersigned hereby consents to and acknowledges receipt of (i) a signed copy of the Assignment of Charter (the “Assignment”), dated as of March 31, 2006, between CalPetro Tankers (Bahamas III) Limited (the “Owner”) and California Petroleum Transport Corporation (the “Lender”) as adequate notice of such assignment to the Lender of the Charter (as defined in the Assignment) and of all the right, title and interest of the Owner in, to and under the Charter and (ii) a signed copy of the Collateral Assignment of Charter (the “Collateral Assignment”), dated as of March 31, 2006, between the Lender and J.P. Morgan Trust Company, National Association (the “Collateral Trustee”) as adequate notice of such further assignment to the Collateral Trustee of the Charter and all of the right, title and interest of the Lender in, to and under the Charter.

So long as the Assignment remains effective, we hereby agree that (a) upon notification to us of the occurrence of an Event of Default under the Term Loan Agreement referred to in the Assignment, we shall pay any and all sums which we are legally obligated to pay to the Owner or otherwise as stated in and according to the Charter directly to the Collateral Trustee’s Account at JPMorgan Chase Bank, N.A., ABA # 021000021 for credit to Acct. No. ###-##-####, regarding California Petroleum Transport Corporation, or otherwise to such other account as you may at an time or from time to time, designate by notice to us in writing and (b) with respect to each of the insurances, if any, obtained pursuant to Clause 11 of the Charter, the Lender and the Collateral Trustee shall, if possible, be named additional assureds.

Payments of moneys under the Charter may be adjusted, reduced or withheld only as expressly provided therein. Payments to the Collateral Trustee shall not be subject to any right of set-off or defense by way of counterclaim or otherwise which the undersigned may have against the Owner or any entity substituted for it other than under the Charter and all payment once made to you will be final, and once paid we will not, for any reason whatsoever, seek to recover from the Collateral Trustee any such payment made to the Collateral Trustee by virtue of the Assignment, the Collateral Assignment or this Letter of Consent.

We confirm that the terms of the Charter remain in full force and effect and constitute the entire agreement between the parties thereto with respect to the Vessel and that the Owner is not presently to our knowledge in breach of the terms of the Charter. We further confirm that the terms of the Charter have not been varied or modified and that the terms of the Charter will not after the date hereof be varied or modified without the prior written consent of the Collateral Trustee.

We confirm that we have received no prior notice of any assignment by the Owner of any interest in the Charter.

The undersigned will not permit any amendment, modification, cancellation or other alteration in the Charter, nor will it consent to or accept the substitution thereunder of any party for the Owner without your prior written consent.

FRONT VOYAGER INC., as Charterer

By: /s/ Tom E. Jebsen Name: Tom E. Jebsen Title: President & Director